Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Amendment No. 2 to the Registration Statement (No. 333-216055) on Form S-4 of Royale Energy, Inc. of our report dated March 31, 2017 relating to the financial statements of Royale Energy, Inc. which expresses an unqualified opinion and includes an explanatory paragraph related to going concern, appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to our firm under the heading “Experts” in such Prospectus.

SingerLewak LLP

Los Angeles, California
June 16, 2017